MobilePro Reports Record Quarterly Operating Profit

Company Also Generates First-Ever Quarterly Net Income

Bethesda, MD, June 1, 2005 -- MobilePro Corp. (OTC Bulletin Board: MOBL) announced today that it generated record revenue, operating profit and net income for the quarter ended March 31, 2005.

For the fourth fiscal quarter ended March 31, 2005, the company reported record revenue of $23,242,778 compared to revenue of $311,355 in the same quarter a year ago. Net income for the quarter was $100,368 (a record) or $0.00035 per share versus a loss of $726,503 or ($0.01) per share for the same quarter a year ago. This was the company's first-ever quarterly profit. The company had record earnings before interest, taxes, depreciation and amortization (EBITDA) of $1,483,652 for the quarter ended March 31, 2005.

For the fiscal year ended March 31, 2005, the company reported revenue of $46,508,144 and a net loss of $5.3 million or ($0.02) per diluted share. This compared with $311,355 in revenue and a loss of $2,157,844 or ($0.02) per share for fiscal year 2004.

Complete operating results will be available in the company's Form 10-KSB that will be filed within the next two weeks with the Securities and Exchange Commission. The form will be viewable at www.hawkassociates.com/mobilepro/sec.htm.

Jay Wright, MobilePro chairman and CEO, said, "We are pleased with the continued growth in the intrinsic value of MobilePro during our fiscal fourth quarter. We continued to grow our top line, generated a record operating profit and recorded our first-ever positive net income for a fiscal quarter. We also added depth to our management team and board of directors. Subsequent to quarter end, we won the rights to own and operate a wireless network in partnership with the city of Tempe, Ariz., and refinanced our debt, saving $2 million per year in interest expense. We also have a brimming pipeline of deal opportunities, some of which we hope to announce this month. In short, we believe that we continue to make excellent progress executing our business plan."

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, Md. The company is focused on creating shareholder value by developing and deploying innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries.

An investment profile about MobilePro Corp. may be found online at www.hawkassociates.com/mobilepro/profile.htm.

For more information, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. Detailed information about MobilePro can be found on the website www.mobileprocorp.com. An online investor relations kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website www.hawkassociates.com and www.hawkmicrocaps.com.

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the fiscal year ended March 31, 2004 and its Form 10-Q for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004 for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.